Exhibit 5.1

November 5, 2021

Arhaus, Inc.

51 E. Hines Hill Rd.

Boston Heights, Ohio

Ladies and Gentlemen:

We have acted as counsel for Arhaus, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-260015 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of up to 14,838,710 shares of the Company’s Class A common stock, par value $0.001 per share (including 1,935,484 shares subject to the underwriters’ over-allotment option described in the Registration Statement, the “Shares”). The Shares are proposed to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into among the Company and BofA Securities, Inc. and Jefferies LLC, as representatives of the several underwriters named therein.

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, when the Company files its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which has been filed as an exhibit to the Registration Statement, subject to the qualifications stated herein, we are of the opinion that, when the Shares have been sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP